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                                                                     Exhibit 23

INDEPENDENT AUDITORS' CONSENT

Varlen Corporation:

We consent to the incorporation by reference in the Registration Statements of Varlen Corporation and subsidiaries on Form S-8, File No. 33-55132; Form S-8, File No. 33-60995; Form S-3, File No. 333-33909; Form S-8, File No.
333-45673; and Form S-8, File No. 333-68469 of our reports dated March 8, 1999 appearing in and incorporated by reference in this Annual Report on Form 10-K of Varlen Corporation and subsidiaries for the year ended January 31, 1999.






DELOITTE & TOUCHE LLP

Chicago, Illinois
April 20, 1999